Liberty Bancorp, Inc.






March 28, 1995

To Each Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held this year in the Liberty Bancorp, Inc. Board Room, 3rd Floor, Liberty Tower, 100 N. Broadway, Oklahoma City, Oklahoma, on Wednesday, April 19, 1995, at 1:00 p.m. Accompanying this letter is the formal Notice of the meeting and proxy material. Parking will be provided in the Santa Fe Parking Garage (entrance on E. K. Gaylord Boulevard between Robert S. Kerr and Main Street). We welcome your attendance at the meeting.

                                       Sincerely,



                                       Charles E. Nelson
                                       Chairman and Chief Executive Officer




Liberty Bancorp, Inc.

Liberty Tower -- 100 North Broadway
Oklahoma City, Oklahoma




NOTICE OF SHAREHOLDERS' MEETING

TO EACH SHAREHOLDER:

     Notice is hereby given that the Annual Meeting of Shareholders of Liberty Bancorp, Inc., an Oklahoma corporation, will be held in the Liberty Bancorp, Inc. Board Room, 3rd Floor, Liberty Tower, 100 N. Broadway, Oklahoma City, Oklahoma, on Wednesday, April 19, 1995, at 1:00 p.m., for the following purposes:

     1.     To elect nine Directors for a term of three years;

     2. To amend the Liberty Bancorp, Inc. 1990 Stock Option Plan by increasing the number of shares available for award from 525,000 to 705,000 shares; and

     3. To transact such other business as may properly be brought before the Annual Meeting.

     The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders, unless required by the Bylaws.

     The holders of Common Stock of record at the close of business on March 1, 1995, shall be entitled to notice of, and to vote at, the Annual Meeting.
A list of such shareholders will be available at the Stock Transfer Department of Liberty Bank and Trust Company of Oklahoma City, N.A., 100 North Broadway, Oklahoma City, Oklahoma and the office of the Corporate Secretary at Liberty Bank and Trust Company of Tulsa, N.A., 15 East Fifth Street, Tulsa, Oklahoma for ten days before the Annual Meeting and at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS


Kenneth R. Brown, Secretary
DATE:  March 28, 1995

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.



Liberty Bancorp, Inc.



PROXY STATEMENT


LIBERTY BANCORP, INC.
Liberty Tower -- 100 North Broadway
Oklahoma City, Oklahoma 73102


ANNUAL MEETING OF SHAREHOLDERS

April 19, 1995

     The following information is furnished in connection with the Annual Meeting of Shareholders of Liberty Bancorp, Inc. (the "Company") to be held on Wednesday, April 19, 1995, at 1:00 p.m., in the Liberty Bancorp, Inc. Board Room, 3rd Floor, Liberty Tower, 100 N. Broadway, Oklahoma City, Oklahoma, and will be mailed on or about March 28, 1995, to holders of record of Common Stock of the Company (COMMON STOCK) as of the record date.

     The record date and hour for determining shareholders entitled to vote have been fixed at the time of the closing of business of the Company on March 1, 1995. On that date, the Company had outstanding 9,473,352 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

     The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the Company's Board of Directors and is revocable at any time prior to the exercise of the powers conferred thereby. The cost of soliciting the proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph, and by banks, brokerage houses and other institutions. Nominees or fiduciaries will be requested to forward the solicitation material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

    Unless otherwise directed in the accompanying form of proxy, the persons named therein will vote FOR the election of the nine director nominees and FOR an amendment of the 1990 Stock Option Plan. As to any other business which may properly come before the meeting, they will vote in accordance with the recommendations of the Board of Directors, although the Company does not presently know of any other such business.

ANNUAL REPORT
     The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 1994, including audited financial statements, is enclosed. No parts of the Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     At March 1, 1995, the Company had outstanding 9,473,352 shares of Common Stock (excluding treasury stock). The following table sets forth as of March 1, 1995, the number and percentage of shares beneficially owned, along with the nature of such beneficial ownership, by those persons known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock based upon the most recent information provided by such persons to the Company.

                                                        Beneficial Ownership
                                                  Number of
                                                  Shares and           Percent
                                                  Nature of              of
       Name                    Address            Ownership             Class


John E. Kirkpatrick     P. O. Box 268822          1,792,895(2)(a)        18.93%
  and Family            Oklahoma City, OK  73126

Robert E. Torray        6610 Rockledge Dr.        1,192,026(b)
                        Suite 450                   574,240(2)(c)
                        Bethesda, MD  20817       ---------
                                                  1,766,266              18.64%

State Farm Mutual       One State Farm Plaza        645,161(1)            6.81%
  Automobile Insurance  Bloomington, IL  61710
  Company

Liberty Bancorp, Inc.   100 N. Broadway             619,183(2)(d)         6.54%
  Profit Sharing,       Oklahoma City, OK  73102
  Salary Deferral
  and Employee Stock
  Ownership Plan and
  Trust Agreement

Helmerich & Payne,      1579 E. 21st Street         500,000(1)(e)         5.28%
  Inc.                  Tulsa, OK  74114
________

(1)     Sole voting and investment power.

(2)     Shared voting and investment power.

(a) John E. Kirkpatrick and various family members have indicated that they act together in connection with the voting of shares of the Company's Common Stock indicated as beneficially owned by them.

(b) Of the 1,192,026 shares of the Company's Common Stock shown, Mr. Torray claims to have sole voting and investment power for 360,155 common shares which he owns individually; 8,638 common shares which he owns in joint tenancy with his wife; 600 shares held as custodian for his children; and 1,435 shares held jointly with certain other individuals. Of the remaining 821,198 shares being reported, Robert E. Torray & Co. (of which Mr. Torray is the sole shareholder and President) beneficially owns in respect of its clients all such shares. Of these 821,198 shares, Mr. Torray has sole voting power over 753,700 of such shares, and sole dispositive power over all such shares.

c) Of the 574,240 shares of the Company's Common Stock over which Mr. Torray may be deemed to have shared voting and investment power, The Energy Recovery Fund owns 544,240 common shares. Mr. Torray is a general partner of T&B Energy Limited Partnership, which is the general partner of Energy Recovery Partners Limited Partnership, which is, in turn, the general partner of the Energy Recovery Fund. These powers are shared with the other general partner of T&B Energy Limited Partnership, Frank A. Benevento, II. Mr. Torray may also be deemed to have shared voting and investment power as to 30,000 shares in the Torray Fund as President of the Torray Corporation.

(d) Of these shares, 126,903 shares of the Company's Common Stock are unallocated to employees and are owned by the Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Trust Agreement. These shares are voted by the Company's Employee Benefit Administration Committee, composed of certain officers of the Company or its subsidiaries. The remaining 492,280 shares of the Company's Common Stock in the Plan have been allocated to the individual employees and are voted by those employees. All of these shares are held of record by Liberty Bank and Trust Company of Oklahoma City, N.A. ("Liberty Oklahoma City") as Trustee of the Plan and Liberty Oklahoma City has dispositive power over such shares under certain circumstances. Liberty Oklahoma City also holds of record additional shares, which represent less than 1/2 of 1% of the Company's outstanding Common Stock, as Trustee under other trust agreements.

(e) The shares indicated as beneficially owned by Helmerich & Payne, Inc., of which corporation Mr. Walter H. Helmerich, III, is Chairman, exclude any shares held by him in various trust accounts and by another corporation of which Mr. Helmerich is President. Mr. Helmerich disclaims beneficial ownership of all shares held by Helmerich & Payne, Inc.

ELECTION OF DIRECTORS
     The authorized number of directors of the Company following the Annual Meeting will be twenty-two (22). The Bylaws specify that the directors of the Company shall be divided into three classes approximately equal in number, with each director serving a three-year term.

     The following persons have been nominated by the Board of Directors for election to three-year terms on the Company's Board of Directors: Donald L. Brawner, M.D., Charles W. Flint, III, James L. Hall, Jr., Raymond H. Hefner, Jr., Herb Mee, Jr., V. Lee Powell, Jon R. Stuart, Clifton L. Taulbert and J. Otis Winters. Additional nominations from the floor will be accepted at the Annual Meeting. Should any of the nominees to the Board of Directors not be a candidate at the Annual Meeting, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form.

     Certain information concerning the Board's nominees to the Board of Directors of the Company and other directors of the Company is set forth below based on information supplied by the directors or nominees. All information is as of March 1, 1995.

                                                                                             Common Stock
                                                                           Year Term   Number of
                        Principal Occupation,                First Year    Expires     Shares and
Name                   Directorships of Other                Became a       as a       Nature of    Percent
Nominees              Public Companies and Age               Director      Director    Ownership    of Class(1)
Donald L. Brawner, M.D.   Retired Surgeon, Tulsa, OK; age 70       1984     1995          101(2)
                                                                                       24,848(4)
                                                                                       ------
                                                                                       24,949          0.26%



Charles W. Flint, III     Chairman & President, Flint                                   5,091(2)
                          Resources Company and Flint                                 116,320(4)
                          Industries, Inc. (commercial               --      --       -------
                          construction), Tulsa, OK; age 44                            121,411          1.28%




James L. Hall, Jr.        Member, Crowe & Dunlevy, A               1990     1995        1,078(2)
                          Professional Corporation                                      1,449(4)
                          (attorneys), Oklahoma City, OK;                               2,527          0.03%
                          age 58



Raymond H. Hefner, Jr.    President, Bonray, Inc.;                 1986     1995           10(2)
                          General Partner, Hefner Enterprises                          87,397(4)
                          (oil and gas drilling, exploration                           87,407          0.92%
                          and production), Oklahoma City, OK;
                          age 67



Herb Mee, Jr.             President and Director, The Beard        1990     1995           10(2)        --
                          Company (dry ice manufacturing, real
                          estate and environmental services),
                          Oklahoma City, OK; age 66



V. Lee Powell             President and Director, Fremont          1990     1995          212(2)        --
                          Energy Corporation and Powell
                          Resources, Inc. (oil and gas
                          exploration), Oklahoma City, OK;
                          age 61



Jon R. Stuart             President and Chief Executive Officer,   1988     1995       93,657(2)
                          First Stuart Corporation (radio                             104,834(4)
                          broadcasting and investments in                             -------
                          commercial real estate and oil and gas                      198,491          2.10%
                          properties), Tulsa, OK; age 46



Clifton L. Taulbert       President and Owner, Freemount             --       --          -0-           --
                          Corporation (a marketing and
                          consulting company), Tulsa, OK; age 50



J. Otis Winters           Chairman, Pate, Winters & Stone, Inc.      --       --          -0-           --
                          (a consulting firm), Dallas, TX;
                          age 62

Name
Directors

Thomas G. Donnell         President and Chief Executive Officer,   1990     1996            6(2)        --
                          Cain's Coffee Company (manufacturer
                          and distributor of coffee, spices and
                          related products), Oklahoma City, OK;
                          age 61



Robert S. Ellis, M.D.     Physician, Oklahoma Allergy Clinic,      1990     1997        4,458(2)       0.05%
                          Oklahoma City, OK;  age 68



William F. Fisher, Jr.    Chairman, President and Chief            1990     1996          710(2)       0.01%
                          Executive Officer, FISHERCORP,
                          Inc., which owns Miss Jackson's
                          (department store), Tulsa, OK; age 55



C. W. Flint, Jr.(f)       Retired Chairman, Flint Industries,      1984     1996        4,066(2)(a)    0.04%
                          Inc. (construction of commercial
                          buildings and oilfield servicing),
                          Tulsa, OK; Director, Helmerich &
                          Payne, Inc. and Flint Resources
                          Company; age 73



Walter H. Helmerich, III  Chairman, Helmerich & Payne, Inc.        1984     1996       20,000(2)(b)
                          (petroleum exploration and production,                        6,000(4)(b)
                          contract drilling, chemical manufactur-                      ------
                          ing, real estate development and                             26,000          0.27%
                          management), Tulsa, OK; Director,
                          Caterpillar, Inc., Rikwell Company
                          and Atwood Oceanics, Inc.; age 72



Joseph S. Jankowsky       Private Investor, Tulsa, OK; age 60      1990     1996           10(2)        --



John E. Kirkpatrick       Partner, Kirkpatrick Oil                 1984     1996    1,792,895(4)(c)   18.93%
                          Company (independent oil company),
                          Oklahoma City, OK; Chairman Emeritus
                          of the Company; age 87



Judy Z. Kishner           Senior Vice President, Sooner Pipe       1994     1997          650(2)       0.01%
                          & Supply Corporation (oilfield pipe
                          and supply), Tulsa, OK; age 47



David L. Kyle             President, Oklahoma Natural Gas Company  1994     1997          100(2)        --
                          (natural gas distribution public
                          utility), Tulsa, OK; age 42



Edward C. Lawson, Jr.     President, Lawson Petroleum Company      1990     1997           67(2)
                          (oil and gas drilling, exploration and                       11,194(4)
                          production), Tulsa, OK; age 61                               ------
                                                                                       11,261          0.12%



Charles E. Nelson         Chairman and Chief Executive Officer     1990     1997       87,086(3)
                          of the Company and Chairman,                                  2,289(4)
                          President and Chief Executive Officer                         2,291(5)
                          of Liberty Oklahoma City,                                     1,199(6)
                          Oklahoma City, OK; age 52                                    ------
                                                                                       92,865          0.98%



William G. Paul           Senior Vice President and General        1984     1997        4,000(2)
                          Counsel, Phillips Petroleum Company                             100(4)
                          Bartlesville, OK; age 64                                      -----
                                                                                        4,100          0.04%



Robert E. Torray          Chairman and President, Robert E.        1988     1996    1,192,026(d)
                          Torray & Co., Inc. (investment                              574,240(4)(e)
                          management company), Bethesda, Maryland;                  ---------
                          President, The Torray Corporation;                        1,766,266         18.64%
                          President, The Torray Fund; Chairman,
                          Birmingham Capital Management Company,
                          Inc.; and Chairman, Energy Recovery
                          Management, Inc.; age 57



John S. Zink              President, Zeeco, Inc.               1990     1996            1,010(2)       0.01%
                          (manufacturer of industrial,
                          combustion equipment),
                          Tulsa, OK; age 66



Named Executive Officers
Who Are Not
Nominees or Directors

W. H. Thompson, Jr.                                                                     1,189(2)
                                                                                       49,600(3)
                                                                                        1,529(5)
                                                                                          808(6)
                                                                                       ------
                                                                                       53,126          0.56%



William M. Bell                                                                         1,506(2)
                                                                                       35,600(3)
                                                                                        7,708(5)
                                                                                          386(6)
                                                                                       ------
                                                                                       45,200          0.48%



Kenneth R. Brown                                                                        4,794(2)
                                                                                       32,600(3)
                                                                                        3,493(5)
                                                                                          425(6)
                                                                                       ------
                                                                                       41,312          0.44%



Mischa Gorkuscha                                                                        3,009(2)
                                                                                       33,860(3)
                                                                                          560(4)
                                                                                        4,875(5)
                                                                                          478(6)
                                                                                       ------
                                                                                       42,782          0.45%



All directors, nominees                                                               523,093(2)
and executive officers                                                                293,551(3)
as a group (30 persons)                                                             2,722,126(4)
                                                                                       29,737(5)
                                                                                        4,310(6)
                                                                                      821,198(7)
                                                                                    ---------
                                                                                    4,394,015         44.99%

(1) Percent of Common Stock is calculated without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership. Each share of Common
Stock is entitled to one vote on all matters submitted to shareholders.

(2)  Sole voting and investment power.

(3) Right to acquire by exercise of stock option(s) currently exercisable or exercisable within 60 days.

(4)  Shared voting and investment power.

(5) Sole voting power under the Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Trust Agreement.

(6) Sole voting power of restricted stock awarded under Management Incentive Bonus Plan.

(7)  Sole dispositive power.

(a) The shares indicated as beneficially owned by Mr. Flint exclude 116,320 shares of Common Stock owned by Flint Construction Company of South
America, Inc. ("Flint S.A.") of which Mr. Flint once served as an officer and director. Mr. Flint still serves as a director of Flint
S.A.'s parent company, Flint Resources Company. However, he is no longer active in the day-to-day operation of either company and does not have voting or dispositive power with respect to these shares.
Mr. Flint disclaims beneficial ownership of these shares along with 5,270 shares of Common Stock held in trust accounts for grandchildren for which his wife is sole trustee with sole voting and dispositive power.

(b) The shares indicated as beneficially owned by Mr. Helmerich exclude 500,000 shares of Common Stock owned by Helmerich & Payne, Inc. of which corporation Mr. Helmerich is Chairman. Mr. Helmerich disclaims beneficial ownership of these shares.

(c) The 1,792,895 shares of Common Stock indicated as beneficially owned by Mr. Kirkpatrick are owned by him together with members of his family as indicated in Footnote (a) to the table under "Security Ownership
Of Certain Beneficial Owners."

(d) See footnote (b) to the table under "Security Ownership of Certain Beneficial Owners."

(e) See footnote (c) to the table under "Security Ownership of Certain Beneficial Owners."

(f) Mr. C. W. Flint, Jr. has requested that his status be changed from Director of the Company to Director Emeritus. The Nominating
Committee will recommend that the Board approve Mr. Flint's request.

       Each director of the Company also serves as a director of the Company's two principal bank subsidiaries ("Subsidiary Banks"), Liberty Oklahoma City and Liberty Bank and Trust Company of Tulsa, N.A., ("Liberty Tulsa").

     The principal occupations or business activities of all nominees and directors listed above during the past five years have been substantially the same as those listed above, except as set forth below. In addition to the positions listed for Mr. Raymond H. Hefner, Jr., he served as Chairman and Chief Executive Officer of Bonray Energy Corporation from June, 1957 until November, 1991. Mr. Joseph S. Jankowsky, a private investor, served as President and Chief Executive Officer of Atlas Life Insurance Company from 1962 until his retirement in 1991. Mr. C. W. Flint, Jr. served as Chairman of Flint Industries, Inc. from December, 1973, until his retirement in June, 1992. Prior to becoming President in September, 1994, Mr. David L. Kyle occupied other senior executive positions with Oklahoma Natural Gas Company. Mr. Charles W. Flint, III, held several senior executive positions with various subsidiaries of Flint Resources Company prior to becoming President and Chairman in December, 1994.

     The following family relationships exist between executive officers and directors of the Company: Mr. Walter H. Helmerich, III, a director of the Company, is the brother in-law of Mr. J. Otis Winters who has been nominated for election to the Board of Directors. Mr. Walter H. Helmerich, III, a director of the Company is the father of Mr. W. H. (Rik) Helmerich, IV, an advisory director of the Company. Mr. C. W. Flint, Jr., a director of the Company is the father of Mr. Charles W. Flint, III, who is currently an advisory director of the Company and who has been recommended for election to the Board of Directors.

Advisory Directors

     The Board of Directors, by resolution, has established a group of Advisory Directors of the Company and has appointed the persons described below to serve in such capacity. Advisory Directors of the Company serve in an advisory capacity to the Board of Directors of the Company and are designated annually, but are not elected by the shareholders and are not entitled to vote. Persons serving as Advisory Directors of the Company will also serve as Advisory Directors of each of the Subsidiary Banks.

     M. Bruce Evans, age 39, is President of Central and Southwest Operation Services (a public utility service company) located in Tulsa, Oklahoma.

     Martin E. Fate, Jr., age 62, is retired, having formerly served as President, Chief Executive Officer and Vice Chairman of Public Service Company of Oklahoma ( a public utility company) in Tulsa, Oklahoma.

     W. H. (Rik) Helmerich, IV, age 42, is President of Pepper's Inc. restaurant located in Tulsa, Oklahoma.

     William N. Pirtle, age 62, is retired, having formerly served as Senior Vice President of Oklahoma Natural Gas Company in Oklahoma City, Oklahoma.

Committees

     Various members of the Company's Board of Directors comprise the Nominating Committee, Audit Committee, Directors' Loan Review Committee, Trust Committee, Investment Committee, Human Resources and Compensation Committee and Marketing Committee of the Company.

     The Nominating Committee evaluates and recommends to the Board nominees for election to the Board of Directors. Although there is no formal procedure for shareholders to recommend nominees for the Board of Directors, the Board will consider such recommendations if received one hundred and twenty days in advance of the Annual Meeting of Shareholders. Such recommendations should be addressed to the Chairman of the Nominating Committee. The Nominating Committee is composed of Charles E. Nelson (Chairman), Walter H. Helmerich, III, John E. Kirkpatrick, William G. Paul, Jon R. Stuart and Robert E. Torray. The Committee met twice in 1994 to recommend the nominees for directors in 1994 and composition of Committees of the Board.

     The Audit Committee is responsible to the Board of Directors for establishing and reviewing continuous and periodic internal and external audits of the Company and its subsidiaries, reviewing the Company's compliance with various regulations, including the Community Reinvestment Act, and meeting with representatives of the

Company's independent public accountants to review the results of their audits. The Audit Committee is composed of John S. Zink (Chairman), Edward C. Lawson, Jr., William G. Paul, Jon R. Stuart and J. Otis Winters (an advisory director). The Committee met eight times in 1994.

     The Directors' Loan Review Committee is responsible to the Board of Directors for the general oversight of the Company's lending activities. The Company's internal loan review function reports directly to this Committee. The members of this Committee are Joseph S. Jankowsky (Chairman), Donald L. Brawner, M.D., Robert S. Ellis, M.D., Raymond H. Hefner, Jr., Judy Z. Kishner,
A. P. Martin (an advisory director of Liberty Tulsa), Charles E. Nelson, W. H. Thompson, Jr. and Henry Zarrow (director emeritus). The Directors' Loan Review Committee met twelve times during 1994.

     The Trust Committee oversees the policies and procedures of the management of fiduciary activities. This committee makes reports and recommendations to the Board of Directors concerning fiduciary activities and such other matters as may be assigned by the Board of Directors. The Committee is composed of Raymond H. Hefner, Jr. (Chairman), Thomas G. Donnell, William F. Fisher, Jr., John E. Kirkpatrick, Judy Z. Kishner and W. N. Pirtle (an advisory director). The Committee met eight times in 1994.

     The Investment Committee oversees the Company's investment and asset/liability management policies. This committee makes reports and recommendations to the Board of Directors concerning securities portfolio performance, investment banking performance, liability structure and adequacy of procedures to manage sensitivity to fluctuations in interest rates, Liberty Mortgage Company performance and other matters as may be assigned by the Board of Directors. This Committee is composed of Herb Mee, Jr. (Chairman), Walter
H. Helmerich, III, Joseph S. Jankowsky, John E. Kirkpatrick, Robert E. Torray and J. Otis Winters (an advisory director) and met four times during 1994.

     The Human Resources and Compensation Committee oversees policies and procedures concerning the management of human resources focusing on compensatory systems, employee benefit plans and career development programs. The Committee is composed of V. Lee Powell (Chairman), Martin E. Fate, Jr., Charles W. Flint, III (an advisory director), James L. Hall, Jr., David L. Kyle, William G. Paul and Robert E. Torray and met four times during 1994. For more information concerning the functions of the Human Resources and Compensation Committee with respect to executive compensation, see "Executive Compensation and Other Information -- Human Resources and Compensation Committee Report on Executive Compensation."

     The Marketing Committee oversees the coordination of the marketing and business development activities of the Company. The Committee also reviews certain aspects of the Company's Community Reinvestment Act compliance programs. This committee is composed of William F. Fisher, Jr. (Chairman), Robert S. Ellis, M.D., Martin E. Fate, Jr. (an advisory director), W. H. (Rik) Helmerich, IV, Edward C. Lawson, Jr., Gerard J. Rothlein, Jr. (an advisory director of Liberty Tulsa), Jon R. Stuart and Clifton L. Taulbert (an advisory director). The Committee met three times during 1994.

     The entire Board of Directors of the Company met eight times during 1994.

     During 1994, all directors of the Company attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served except Martin E. Fate, Jr., C. W. Flint, Jr., James L. Hall, Jr. and Raymond H. Hefner, Jr.

     During 1994, all directors of the Company received $750 for each Board meeting attended. Each director who served as a member of a committee received $150 for each committee meeting attended and the chairman of each committee received an additional $100 for each meeting chaired.

Executive Officers

     Certain information concerning the executive officers of the Company is set forth below:

     In addition to Charles E. Nelson, the Company's Chairman and Chief Executive Officer, the following officers of the Company or its subsidiaries serve on the Company's Managing Committee, which is the senior management committee responsible for the development and implementation of Company policies, subject to approval of the Board of Directors, when appropriate.

     William M. Bell, age 59, is Senior Vice President of the Company and Vice Chairman of Liberty Oklahoma City and is responsible for the Company's trust services and operations. Mr. Bell has been with the Company for 29 years and has served as a director of Liberty Oklahoma City for 22 years.

     Kenneth R. Brown, age 58, is Senior Vice President and Secretary of the Company and is responsible for the investments and the capital markets activities of the Company. He also serves as Executive Vice President, Secretary and Cashier of Liberty Oklahoma City. Mr. Brown has been with the Company for 37 years.

     Mischa Gorkuscha, age 48, is Senior Vice President and Chief Financial Officer of the Company, Chairman of Liberty Mortgage Company and Executive Vice President and Chief Administrative Officer of Liberty Oklahoma City. Mr. Gorkuscha has been with the Company since 1976.

     W. Jeffrey Pickryl, age 43, is Senior Vice President and Chief Credit Officer of the Company and was elected President of Liberty Tulsa in November, 1993. Mr. Pickryl has been with the Company since 1983.

     Stephen D. Plunk, age 44, is Senior Vice President of the Company and Executive Vice President of Liberty Oklahoma City. Mr. Plunk has been with the Company for ten years, and served as President of Liberty Tulsa from March, 1990, to November, 1993. Mr. Plunk has oversight responsibility for the Company's operations and data processing activities as well as its special assets operations.

     Douglas L. Ruhl, age 46, is Senior Vice President of the Company and is responsible for its retail banking. He is also Executive Vice President of Liberty Oklahoma City. Mr. Ruhl has been with the Company since 1987.

     W. H. Thompson, Jr., age 60, is President of the Company and is Chairman and Chief Executive Officer of Liberty Tulsa. Mr. Thompson has been a director of Liberty Tulsa since 1978 and has been with the Company since 1990. Prior to his election as Chief Executive Officer of Liberty Tulsa, Mr. Thompson was employed as an energy consultant with W. H. Thompson and Associates and, prior to that, was President and Chief Executive Officer of MAPCO, Inc., a public energy company. Mr. Thompson is responsible for the Company's human resources functions and its commercial banking and credit administration activities.

     All executive officers and senior officers serve at the pleasure of the Board of Directors.

Compliance with SEC Reporting Requirements

     Section 16 of the Securities Exchange Act of 1934 requires directors and certain officers of the Company to file reports with the Securities and Exchange Commission reflecting transactions by such persons in the Company's Common Stock. During 1994, to the knowledge of the Company, or based on information provided by such persons to the Company, all officers and directors of the Company subject to such filing requirements fully complied with such requirements, except as set forth below.

     The following persons failed timely to file reports required by Section 16(a) of the Securities Exchange Act of 1934, during the most recent fiscal year or prior fiscal years. Following the name of each individual, the number of late reports and number of transactions not reported on a timely basis is indicated: John, Eleanor and Joan Kirkpatrick (collectively owners of more than 10% of the outstanding common stock) -- one report and one transaction -- did not affect total number of shares beneficially owned by the group; Steve Plunk (Executive Officer) -- two reports and two transactions; Jeff Pickryl (Executive Officer) -- one report and one transaction; W. H. (Rik) Helmerich, IV (Advisory Director) -- one report and no transactions.

PROPOSED AMENDMENT TO THE STOCK OPTION PLAN

     In 1990, the Board of Directors adopted, and the shareholders approved, the 1990 Stock Option Plan ("Plan"). Under the Plan, 400,000 shares of Common Stock were reserved for granting options, subject to adjustment for stock dividends, stock splits and similar changes. In 1992, the Plan was amended to increase the number of shares authorized for options under the Plan to 525,000. The Board of Directors proposes that the shareholders approve another amendment to the Plan to increase the number of shares reserved for issuance from 525,000 shares to 705,000 shares (the "Amendment"). The Board of Directors has recommended the Amendment so that it can continue to reward officers and key employees of the Company having substantial management responsibilities with the opportunity to acquire a proprietary interest in the Company as an additional incentive to promote its success and remain in its employ.

Summary of Plan

     The major provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the text of the Plan. As of the Record Date, the closing sales price of the Company's Common Stock was $31.50. Options covering 525,000 shares have been granted under the Plan and options covering 494,298 shares are currently outstanding. Information about options previously granted to certain executive officers under the Plan is included on page 15 of this Proxy Statement under "Executive Compensation and Other Information."

     Options may be granted to employees of the Company and its subsidiaries, including Liberty Oklahoma City and Liberty Tulsa, who are executive, administrative, professional, and technical personnel and who have principal responsibility for the management and direction of the financial success of the Company. An employee owning more than 5% of the total combined voting power or value of all classes of stock of the Company will not be eligible to receive an option under the Plan. Approximately 17 persons are currently participants in the Plan.

     The option price for options granted under the Plan will be not less than 100% of the fair market value of the shares of Common Stock on the date an option is granted. Both incentive and nonincentive options may be granted under the Plan, as determined by the Human Resources and Compensation Committee in connection with the granting of each option. Options terminate and are no longer exercisable after ten years from the date of the grant or three months from termination of the employment of an optionee for any reason other than death or twelve months after the date of death of an optionee.

     Options may be exercised by an optionee by delivering cash or a check for the aggregate price of the number of shares being purchased, or with the approval of the Board or the Human Resources and Compensation Committee, an optionee may pay for the shares by tendering Common Stock already owned by the optionee, valued at its fair market value. Options are not assignable or transferable by an optionee otherwise than by will or the laws of descent or distribution.

     In the event of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company while options remain outstanding under the Plan, the Plan provides for substituted options with an appropriate number of shares or other securities of the reorganized, merged, consolidated or acquiring corporation which were distributed to the shareholders of the Company. In addition, the Plan permits the Human Resources and Compensation Committee, at the time of granting options, to include provisions for the acceleration of vesting of options, in connection with any such reorganization, merger, consolidation, sale or other change in control. A change of control is defined generally as (1) the date any entity or person becomes beneficial owner or obtains voting control of 25% or more of the outstanding Common Stock of Company; (ii) the date shareholders approve a definitive agreement to merge or consolidate Company with or into another corporation or sell substantially all the assets of the Company; or (iii) a change in the majority of the Board of Directors within a twelve-month period. The Human Resources and Compensation Committee has authorized all options granted under the Plan to contain such acceleration provisions.

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made without the approval of shareholders which would: (i) materially increase the benefits accruing under the Plan;
(ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility to participate in the Plan. Such shareholder approval would not be required if not otherwise required by rules and regulations of the Securities and Exchange Commission or any exchange or automated quotation system on which the Company's securities are listed or required in order for options granted under the Plan to continue to qualify as incentive stock options for federal income tax purposes.

Tax Consequences

     Under present law, an optionee receiving an option qualifying as an "incentive stock option" under Section 422 of the Internal Revenue Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, the alternative minimum tax may be applicable. The Company will not receive any tax deduction in connection with the grant or exercise of an incentive option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.

     An optionee receiving a nonincentive option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. The Company will be entitled to a tax deduction at the same time in the same amount. An optionee's tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares.

     If the Amendment is approved by shareholders, it is anticipated that management will recommend, for approval by the Human Resources and Compensation Committee of the Board of Directors, the grant of options under the Plan covering a substantial portion of the additional shares authorized by the Amendment. The specific numbers of shares to be granted to individual participants has not yet been determined.

Vote Required

     An affirmative vote by holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required for approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereafter referred to as the named executive officers) for the fiscal years ended December 31, 1992, 1993 and 1994:

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE
                                            Annual Compensation(1)          Long Term Compensation
                                                                    Restricted               All
                                                                    Stock                    Other
Name and Principal                           Year  Salary   Bonus   Awards(2)     Options(#) Compensation(3)
Position
Charles E. Nelson                            1994  $369,000  $95,250    $ 5,715      -0-      $30,031
  Chairman, Chief Executive Officer          1993  $358,000  $84,975    $24,813      -0-      $37,505
  and Director of the Company and Chairman,  1992  $331,697  $33,000    $47,850    55,000     $10,277
  President and Chief Executive Officer of
  Liberty Oklahoma City
W. H. Thompson, Jr.                          1994  $243,000  $63,775    $ 2,551      -0-      $64,336
  President of the Company and               1993  $237,000  $61,285    $17,987      -0-      $81,507
  Chairman and Chief Executive Officer of    1992  $214,265  $23,800    $34,361    35,000     $ 8,188
  Liberty Tulsa
William M. Bell                              1994  $190,728  $44,033    $   880      -0-      $24,902
  Senior Vice President-Trust of the         1993  $188,284  $44,033    $13,492      -0-      $27,443
  Company and Vice Chairman of Liberty       1992  $181,188  $12,300    $16,974    23,000     $14,165
  Oklahoma City
Kenneth R. Brown                             1994  $155,796  $44,033    $   175      -0-      $22,456
  Senior Vice President-Investments and      1993  $152,400  $44,033    $12,505      -0-      $24,735
  Secretary of the Company and Executive     1992  $137,080  $14,500    $20,010    23,000     $12,701
  Vice President and Cashier of Liberty
  Oklahoma City
Mischa Gorkuscha                             1994  $151,260  $44,033    $   968      -0-      $21,933
  Senior Vice President and Chief Financial  1993  $146,676  $44,033    $12,681      -0-      $21,878
  Officer of the Company, Chairman of        1992  $133,768  $14,500    $21,361    23,000     $10,439
  Liberty Mortgage Company and Executive Vice
  President and Chief Administrative Officer
  of Liberty Oklahoma City

(1) Personal benefits provided to each of the named executive officers under various Company programs do not exceed 10% of total annual salary and bonus reported for the named executive officer and are not included in this total.

(2) Amounts represent awards made pursuant to the Company's Management Incentive Bonus Plan. Restricted stock awards in 1992 vest over five years at the rate of 20% per year. Awards for 1993 vested on December 15, 1994.
Awards for 1994 were made on January 18, 1995, and vest on January 18, 1996. The number of shares included in the awards for 1994, 1993 and 1992 for each officer are as follows: Mr. Nelson -- 192; 918 and 1,679; Mr. Thompson -- 85; 665 and 1,206; Mr. Bell -- 29; 499 and 596; Mr. Brown -- 5; 463 and 702; and
Mr. Gorkuscha -- 32; 469 and 744. The value of the restricted stock awarded to each of the named executive officers is based on the closing sale price per share of the Company's Common Stock reported in the NASDAQ National Market System for the thirty-day period immediately preceding the date of grant of the award as provided under the Management Incentive Bonus Plan. Dividends are paid on shares of restricted stock. As of December 31, 1994, the number and market value of shares of restricted stock holdings of each named executive officer (which excludes shares previously awarded but are no longer restricted) was as follows: Mr. Nelson -- 1,007 shares, $29,203; Mr. Thompson -- 723 shares, $20,967; Mr. Bell -- 357 shares, $10,353; Mr. Brown -- 420 shares, $12,180; and Mr. Gorkuscha -- 446 shares, $12,934.

(3) Amounts represent Company contributions pursuant to the Company's Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Supplemental Executive Retirement Plan.

Option Exercises and Holdings

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the Company's last fiscal year and unexercised options held as of the end of the last fiscal year:

OPTION EXERCISES AND YEAR-END VALUE TABLE

                         Shares                       Number of Unexercised      Value of Unexercised In-the-
                        Acquired                      Options at FY-End (#)        Money Options at FY-End
Name                 on Exercise(#)  Realized($)   Exercisable   Unexercisable  Exercisable(1)  Unexercisable(1)
Charles E. Nelson          -0-           -0-         76,086          53,000      $1,152,453       $508,000
W. H. Thompson, Jr.        600          $8,610       42,600          31,800        $641,290       $313,750
William M. Bell            -0-           -0-         31,000          22,000        $467,075       $203,300
Kenneth R. Brown         1,250         $21,500       28,500          22,000        $425,575       $203,300
Mischa Gorkuscha           -0-           -0-         30,500          22,000        $458,775       $203,300

(1) Market value of underlying shares of Common Stock at year-end ($29 per share), minus the exercise price.

Shareholder Return Performance

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder returns on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market U.S. Companies Index and the NASDAQ Bank Stocks Index compiled by the University of Chicago Center for Research in Security Prices ("CRSP") for the period of five fiscal years commencing January 1, 1990, and ended December 31, 1994. The line graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on January 1, 1990, and that any dividends were reinvested.

(Table from which Graph was derived)

CRSP Total Returns Index for :     12/29/89  12/31/90  12/31/91  12/31/92  12/31/93  12/30/94
                                   --------  --------  --------  --------  --------  --------
Liberty Bancorp Inc.                  100.0      75.0     135.0     302.5     282.7     298.7
Nasdaq Stock Market (US Companies)    100.0      84.9     136.3     158.6     180.9     176.9
Nasdaq Bank Stocks                    100.0      73.2     120.2     174.9     199.3     198.7

Compensation Committee Interlocks and Insider Participation

     During 1994, the Human Resources and Compensation Committee of the Board of Directors was composed of V. Lee Powell (Chairman), Martin E. Fate, Jr., Charles W. Flint, III, James L. Hall, Jr., David L. Kyle, William G. Paul and Robert E. Torray. The members of the Human Resources and Compensation Committee are not, and have never been, officers or employees of the Company or its subsidiaries. During 1994, Mr. William M. Bell, an executive officer of the Company, served as a member of the Compensation Committee of ONEOK, Inc. of which Mr. David L. Kyle is President of Oklahoma Natural Gas Company, a division of ONEOK, Inc. During a portion of 1994, Mr. Kyle, an executive officer of ONEOK, Inc., served on the Compensation Committee of the Company.

     James L. Hall, Jr., a Director of the Company and a member of the Human Resources and Compensation Committee, is a member of the law firm of Crowe & Dunlevy, A Professional Corporation, which provides legal services to the Company and its subsidiaries.

Human Resources and Compensation Committee Report on Executive Compensation

Overview and Philosophy

     The Human Resources and Compensation Committee of the Board of Directors (the "Committee") is primarily responsible for the development and implementation of the Company's executive compensation programs consistent with the compensation philosophy approved by the Board of Directors in 1992, as a part of a comprehensive review of the Company's executive compensation program. The Committee makes recommendations to the Board of Directors of the Company with respect to the various executive compensation plans which have been adopted by the Company as well as the specific compensation levels of executive officers. The Committee periodically reviews the Company's strategic plan to assure that the executive officer compensation programs support the objectives of the plan. The Board of Directors oversees the Committee by ratification and approval of Committee actions or recommendations.

Base Salaries

     Base salary levels for the Company's executive officers are set relative to comparably sized and situated companies in the banking industry. It is the objective of the Company to maintain base salaries that are market-centered or, on the average, competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. Base salaries for executive officers have not been increased since May, 1993, except in connection with promotions.

Annual Incentive Compensation

     Annual incentive compensation was accrued in 1994, under the Company's Management Incentive Bonus Plan (the "Bonus Plan") adopted in 1992. The purpose of the Bonus Plan is to attract, retain and motivate key executives by providing a direct financial incentive in the form of an annual cash bonus and restricted stock compensation in such proportion as the Committee determines upon the achievement of predetermined performance goals. The Bonus Plan provides for incentive compensation up to a maximum percentage of an executive's salary (as defined in the Bonus Plan).
In 1994, the Committee recommended, and the Board approved, Company performance objectives based on asset quality and return on assets and reviewed the individual performance objectives of each executive officer permitting bonuses of up to 35% of salary. At the end of the year, the Committee reviewed the performance grades of individual officers and authorized payment of bonuses under the Bonus Plan based on the results of such review. Bonuses under the Bonus Plan for the named executives approximated 26% of salary for 1994. Bonuses under the Bonus Plan were paid in cash up to 25% of salary and any amount in excess of 25% was paid in restricted stock with a one year vesting period.

Equity Incentives

     The Company's 1990 Stock Option Plan (the "1990 Plan") and the restricted stock payout provision of the Bonus Plan compose the bases of the Company's long-term incentive plans for executive officers. The specific objective of these programs is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. No options were granted in 1994, because all of the shares authorized under the 1990 Plan had been granted in prior years. In order to further this compensation objective, the Committee recommended the proposed amendments to the 1990 Plan to increase the number of authorized shares which will be considered by the shareholders at the Annual Meeting.

     The Company provides welfare benefits and retirement benefits to the executive officers that are generally available to Company employees. The Company contributions to the Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Trust Agreement ("Retirement Plan") are invested exclusively in Common Stock. Thus, the Retirement Plan design aligns employees' and shareholders' long-term financial interests. Company Common Stock represented 42.86% of total Retirement Plan assets allocated to employees (based on market value at December 31, 1994). The market value of the shares of the Company Common Stock in the Retirement Plan and allocated to employee accounts was $14,658,740.78 at December 31, 1994, compared to $793,149 at December 31, 1987.

Chief Executive Officer Compensation

     Mr. Charles E. Nelson has served as Chief Executive Officer of the Company since his election in 1990. His base salary paid in fiscal year 1994 was $363,000 which reflects no change since his last increase in May 1993.
Mr. Nelson's bonus for 1994 under the Bonus Plan was $100,965, of which $95,250 was paid in cash, and represented approximately 25% of total salary and bonus. Mr. Nelson's bonus was based primarily on the achievement of the Company performance objectives and, to a lesser extent, on his individual performance which was reviewed and graded by the Committee. Mr. Nelson's bonus in 1994 decreased 8% from his 1993 bonus. Mr. Nelson's total salary and bonus in 1994 increased .5% in 1994 over 1993, compared to a 16.2% increase in the Company's net income in 1994 over 1993, after eliminating the cumulative effect of a change in accounting principles in 1993.

Mr. V. Lee Powell, Chairman
Mr. Martin E. Fate, Jr.
Mr. Charles W. Flint, III
Mr. James L. Hall, Jr.
Mr. David L. Kyle
Mr. William G. Paul
Mr. Robert E. Torray

Members of the Human Resources and Compensation Committee

Termination of Employment and Change in Control Arrangements

     In January, 1993, the Board of Directors approved a Severance Compensation Plan for the benefit of the executive officers of the Company, including all of the named executives. The plan was amended in January, 1995, to extend its life and include cash bonuses paid, if any, in the calculation of the severance payment amount. The plan provides a severance payment to the participating executives if their employment with the Company or a successor is terminated within two years following a change in control, if such change in control occurs prior to January 20, 1999. Change in control for purposes of this plan is defined in the same manner as other Company plans having change in control provisions as (i) the date any entity or person becomes the beneficial owner or obtains voting control of 25% or more of the outstanding Common Stock of the Company; (ii) the date the shareholders approve a definitive agreement to merge or consolidate the Company with or into another corporation or sell substantially all of the assets of the Company; or (iii) a change in the composition of a majority of the Board of Directors within a twelve month period. The termination of employment must be involuntary for reasons other than death, disability or cause (as defined in the plan) or voluntary with Good Reason (as defined in the plan, which includes reductions in compensation, relocation or demotions). The amount of severance payment payable under this plan is equal to two times a participant's average cash compensation for the two years immediately preceding the termination reduced by the amount of any payments under the Company's Supplemental Executive Retirement Plan and is in no event greater than the amount that would be deductible to the Company under applicable Internal Revenue Code "golden parachute" payment limitations after taking into consideration all payments to a participant covered by such limitations (such as the payments deemed to have been received due to any acceleration of vesting of stock options, restricted stock grants or other benefits).

     A change in control (as defined above) would also result in the realization of other benefits by the named executive officers, including accelerated vesting of options outstanding under the Company's 1990 Stock Option Plan, removal of restrictions on shares of Common Stock awarded under the Company's Management Incentive Bonus Plan and accelerated vesting of benefits under the Company's Supplemental Executive Retirement Plan.

CERTAIN TRANSACTIONS

          Certain principal shareholders, directors of the Company and their associates were customers of, and had loan transactions with Liberty Oklahoma City and Liberty Tulsa during 1994. Except as described below, such loans made during 1994, and none of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans, and all such loans (except as described below) (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than normal risk of collectibility or present other unfavorable features at the time the loans were made. William
M. Bell, an executive officer of the Company, has an outstanding mortgage loan from the Company made pursuant to the Company's Executive Mortgage Assistance Plan, which plan has been discontinued by the Company. Mr. Bell is the only executive officer of the Company with a loan outstanding under this plan. The largest amount borrowed by Mr. Bell during the year ended December 31, 1994, was $134,589.58 and the amount outstanding at December 31, 1994, was $129,787.90, with an interest rate of 7%.

VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. Any other matters properly brought before the Annual Meeting, including the proposed amendment to the Stock Option Plan, will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominees will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent public accountants, has been appointed by the Board of Directors of the Company as independent auditors for the Company to examine and report on its financial statements for 1995. They have been auditors of the accounts of the Company since 1971. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Ernst & Young LLP (E&Y), independent public accountants, have been independent auditors for certain subsidiaries (principally Liberty Mortgage Company and subsidiary, "LMC") of the Company since 1971. Arthur Andersen LLP relied on the reports of E&Y in rendering their opinion on the consolidated financial statements of the Company. The Audit Committee of the Board of Directors has elected not to reappoint E&Y as independent auditors of LMC. Instead, Arthur Andersen LLP has been appointed as independent auditors of LMC. In connection with the audits of the consolidated financial statements of LMC for the two years ended December 31, 1994, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of disagreement in connection with their opinion or reports.

     The audit reports of E&Y on the consolidated financial statements of LMC for the years ended December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

PROPOSALS OF SHAREHOLDERS

     The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 1996 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at 100 North Broadway, Oklahoma City, Oklahoma 73102, no later than November 20, 1995.

OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

     COPIES OF THE ANNUAL DISCLOSURE STATEMENTS FOR LIBERTY OKLAHOMA CITY AND LIBERTY TULSA MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CONTROLLER, LIBERTY BANCORP, INC., P. O. BOX 25848, OKLAHOMA CITY, OKLAHOMA, 73125.






COMMON STOCK
       PROXY

Liberty Bancorp, Inc.
100 Broadway, Oklahoma City, OK 73102


This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kenneth R. Brown and Myra D. Trahern as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on March 1, 1995 at the Annual Meeting of Stockholders to be held on April 19, 1995 or any reconvention thereof.


1. FOR all nominees listed below __       WITHHOLD AUTHORITY __
   (except as marked to the               to vote for the nominees listed below
    contrary below)

   (INSTRUCTION: to withhold authority to vote for any individual nominee, strike through the nominee's name in the list below)

   Donald L. Brawner, M.D., Charles W. Flint, III, James L. Hall, Jr., Raymond H. Hefner, Jr., Herb Mee, Jr., V. Lee Powell, Jon R. Stuart, Clifton L. Taulbert and J. Otis Winters;

2.     FOR ______                                       AGAINST ______
   Amending the Liberty Bancorp, Inc. 1990 Stock Option Plan to increase the number of shares available for award from 525,000 to 705,000 shares; and

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                      (OVER)




     IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE INDICATED, IT WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE AMENDMENT TO THE LIBERTY BANCORP, INC. 1990 STOCK OPTION PLAN LISTED IN ITEM 2.

                                     DATED:______________________________, 1995

                                _______________________________________________
                                         (Signature of Stockholder)

                                _______________________________________________
                                 (Signature of additional Stockholder, if any)

                                Sign exactly as stock is held. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.